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                                                                   Exhibit 21.1



                    List of Subsidiaries of Ziff-Davis Inc.

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
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           Subsidiary                   Jurisdiction                 Doing Business As
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
  ZD Inc.                                 Delaware               Also doing business as ZDNet
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  ZD Events Inc.                          Delaware
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  INET Centric Finance Inc.               Delaware
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  ZD Holdings (UK) Ltd                    United Kingdom
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  Ziff-Davis Asia Pacific Pte Ltd         Singapore
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  ZD Events Pty Ltd                       Australia
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  ZD Events S.A.                          Mexico
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